EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 14, 2005 in the Registration Statement on Form SB-2 of Aegis Assessments, Inc.

/s/ Mantyla McReynolds
Salt Lake City, Utah
March 31, 2006